YoB + + Exhibit 99.2

` Q4 2025 Shareholder Letter 1

Q4 2025 Shareholder Letter 2

To Our Shareholders After multiple quarters of sequential growth in revenue and Quarterly Paid Employers through Q3’25, ZipRecruiter achieved year-over-year revenue growth in Q4’25. We maintained this momentum despite a soft hiring environment. Revenue for the full year was $449.0 million, a 5% decline year-over-year. Net loss in 2025 was $(33.0) million, equating to a (7)% net loss margin, while Adjusted EBITDA was $40.8 million, equating to a 9% Adjusted EBITDA margin, which is ahead of the mid-single digit expectations we set in Q1’25. We achieved these results while investing in our marketplace, driving our product roadmap forward, maintaining a strong balance sheet, and positioning the company for future growth. Throughout 2025, we improved our products designed to actively connect people to their next great opportunity. We launched high-impact enhancements to both ZipIntro and our Resume Database, deployed new AI-powered suggested screening questions that decrease the time it takes employers to vet the candidates they receive, and optimized automated campaign performance for Enterprise clients. In January 2026, we introduced Be Seen First, a product which enables job seekers to jump to the top of an employer’s candidate list. Job seekers earn this advantage when they tell the employer why they are excited about the role and what skills they bring to the table. Employers love these highly engaged job seekers. Be Seen First candidates are nearly 2x more likely to have a conversation with the employer1. These improvements are driving conversations between the two sides of our marketplace and demonstrate that our strategy is working. Following the sequential growth in Q2’25 and Q3’25, Q4 marked a return to year-over-year revenue growth for the first time since Q3’22. We achieved this milestone despite a challenging macro backdrop. We saw a weaker holiday period in Q4’25 with hiring demand dropping below what normal seasonality would have predicted, and job openings declining 10% YoY in Q42. Although we were still able to achieve year-over-year growth in Q4, we started Q1 from a lower base of Paid Employers. Our Q1’26 revenue guidance of $106 million at the midpoint, down 4% year-over-year and 5% sequentially, reflects this lower holiday baseline. However, we have since seen a stronger year-to-date rebound in Paid Employer trends than we saw in 2025. We are also encouraged by the momentum we see in performance marketing revenue, which increased 5% and 9% year-over-year in Q3’25 and Q4’25, respectively, as our go-to-market motion and product offerings continue to resonate with and drive value for our larger 2 Source: U.S. Bureau of Labor Statistics, Total nonfarm job openings 1 ZipRecruiter internal data from 09-29-2025 to 11-17-2025 Q4 2025 Shareholder Letter 3

Enterprise customers. This performance gives us confidence that our product improvements and technology investments are driving us forward in this environment with our underlying momentum intact. We expect hiring demand to follow a typical seasonal cadence over 2026, albeit at subdued levels given the lower starting point post-holidays. We believe a likely result in this scenario is for us to achieve flat year-over-year revenue in 2026 compared to the 5% decline in 2025. Further, in this scenario we expect adjusted EBITDA margins to expand by 5 percentage points from 9% in 2025 to 14% in 2026. This improvement reflects our rigorous cost discipline alongside targeted investments aimed at capturing growth. In addition to addressing our business specifically, we have been receiving many questions about AI and its impact on the labor market. While some speculate that sluggish hiring reflects the growing impact of AI, our data reveals a different reality. According to ZipRecruiter customer responses in our Q4 2025 Annual Employer Survey3, employers cite economic factors—such as lower customer spending and cost-cutting mandates—as the primary drivers of current labor market trends, rather than technology-driven automation. We believe AI will follow this same trajectory, serving as a catalyst for broad-scale hiring rather than a replacement for it. In fact, a large number of economists who have studied the current labor market agree that the direct impact of AI on jobs to date has been very small. Historically, major technological shifts like the personal computer and the internet displaced specific tasks but ultimately unlocked productivity and enhanced labor demand. We believe AI will have a similar impact. Workflows for existing jobs will evolve and accelerate job switching, and new job categories will be created altogether. AI will accelerate hiring rather than replace it. We believe ZipRecruiter is uniquely positioned to lead this next wave of AI-driven acceleration. Since our inception, we have invested over $1 billion to build an enduring brand that resonates with both employers and job seekers. Our proprietary AI-matching technology, trained on billions of interactions, continuously learns to surface the right roles and deliver faster, smarter hiring results. Our team and our technology investments are laser focused on continuously improving the process of finding a great job or a great employee. 3 Source: ZipRecruiter’s Annual Employer Survey, 2025. https://www.ziprecruiter-research.org/annual-employer-survey-2025 Q4 2025 Shareholder Letter 4

Our mission of actively connecting people to their next great opportunity remains the foundation of our strategy - through any economic cycle. We believe we will continue to lead the shift in recruiting from offline to online and the next wave of AI-driven innovation will be the next chapter in our journey to achieve that mission. _____________________ ________________________  ________________________ Ian Siegel   David Travers Tim Yarbrough Chief Executive Officer President  Chief Financial Officer Q4 2025 Shareholder Letter 5

Fourth Quarter and Full Year 2025 Key Results Q4’25 FY’25 Revenue $111.7 million 1% y/y $449.0 million (5)% y/y Quarterly Paid Employers4 59.1K 2% y/y Revenue per Paid Employer4 $1,889 (2)% y/y Gross Margin 89% 89% Net Income (Loss) $(0.8) million $(33.0) million Net Income (Loss) Margin (1)% (7)% Adjusted EBITDA4 $16.2 million $40.8 million Adjusted EBITDA Margin4 15% 9% Quarterly Guidance Q1’26 Revenue $104 - $108 million Adjusted EBITDA4 Adjusted EBITDA margin $3 - $7 million 3% - 6% 4 See “Key Operating Metrics and Non-GAAP Financial Measures” below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA. Q4 2025 Shareholder Letter 6

Business Highlights

Quarterly revenue grew year-over-year for the first time since Q3'22. Q4'25 revenue reached $111.7 million, representing 1% year-over-year growth. This represents the first quarter of year-over-year growth since Q3'22, which marked the start of the multi-year decline in hiring in the U.S. This performance is consistent with the scenario we outlined in Q1'25 and have reiterated in subsequent quarters. We believe our execution, brand resilience, and strong market position overcame what continues to be a challenging macroeconomic backdrop.

Continued momentum with Quarterly Paid Employers. We finished the year with 59,104 Quarterly Paid Employers in Q4'25, up 2% year-over-year. This marks our second consecutive quarter of year-over-year growth. The 12% sequential decline is consistent with our historical seasonal patterns, as employers typically reduce hiring during holiday periods. We view the year-over-year expansion in Quarterly Paid Employers as an indicator of our strengthening employer base and the long-term health of our marketplace.

Quarterly Paid Employers



150,233
156,537
135,703
108,296
105,948
101,634
89,668
70,712
71,572
70,458
65,222
57,833
63,466
66,302
66,959
59,104
Q1'22
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Resilient cohort trends despite cyclical hiring softness. While some cohorts have seen declines amid a subdued hiring environment, more recent cohorts are showing steady gains as these employers increase their use of ZipRecruiter. As employers experience the value of our matching technology, which learns from their hiring behavior, they often expand their use of our products and pay more to get more. As hiring conditions normalize, we expect broader strength across new and existing cohorts and for these long-term trends to accelerate.

Q4 2025 Shareholder Letter 7

Average Monthly Revenue per Paid Employer by Employer Cohort Start Year
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
$514
$506
$490
$482
$435
$378
$311
$275
$250
$894
$1,210
$1,123
$1,170
$1,231
$1,300
$1,209
$1,092
2017
2018
2019
2020
2021
2022
2023
2024
2025

Be Seen First drives nearly 2x more employer conversations[5].


NEW: See very interested candidates first
Inbox
ZipRecruiter 9:15 AM
to Wayne
ZipRecruiter
NEW FEATURE
Now the most interested candidates stand out at the top of your list.
Post a job now to see it in action!
Post a job now

For millions of people, job searching feels like hitting "submit" and hoping for the best. Many employers are inundated with hundreds of applicants for open positions, which means great candidates are often buried from the start. This January, we launched **Be Seen First**, a new product designed to help job seekers break through the "application black hole" and turn one-way applications into real two-way conversations. By adding a short note to their application, job seekers move to the top of an employer's applicant list—highlighting essential skills and enthusiasm that resumes often miss. For employers, a dedicated dashboard surfaces these high-intent applicants, accelerating screening and reducing time-to-hire. By prioritizing qualified, engaged candidates, Be Seen First provides context beyond the resume and transforms how talent connects with opportunity. Employers love Be Seen First candidates, and **these candidates are nearly 2x more likely to have a conversation with the employer**.

Job seeker visits from generative AI engines more than doubled year-over-year. To address the shifting SEO landscape, we optimized our platform for generative AI discovery. Consequently, **site visits from AI engines more than doubled year-over-year in Q4'25.** ZipRecruiter's job seeker traffic also outperformed the broader market in 2025. We continued to outpace our largest

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[5] Conversations include any of the following: hiring signals from employers that a candidate has been interviewed, messaging conversations, or ZipIntro calls between job seekers and employers.

Q4 2025 Shareholder Letter 8

competitors[6], validating our product improvements as we navigate the evolving labor market landscape. We believe reaching job seekers–regardless of where they choose to begin their job search–uniquely positions us to capitalize on the eventual acceleration of U.S. hiring.



Chick-fil-A West Buda: Part Time Front of House Team Member
Quick Apply
Chick-fil-A
Buda, TX • On-site
$11 - $17/hr
Part-time
Chick-fil-A rating
Powered by real frontline workers on Breakroom
6.2
Based on 6,003 frontline employees who took the Breakroom Quiz
11th of 95 rated fast food restaurants
Free food
People enjoy this job
Recommended by students
Recommended by parents
Respectful managers

Breakroom ratings now enhance 8.7 million ZipRecruiter job postings. Since its U.S. launch in 2025, Breakroom has published **more than 16,000 employer profiles, powered by over 1.6 million ratings** from frontline employees. These profiles provide job seekers with candid, actionable information, including real-world working conditions and scheduling practices, that traditional job descriptions often lack. We recently accelerated this momentum by integrating Breakroom's workplace ratings directly into ZipRecruiter job postings and company pages. This integration now enhances 8.7 million job postings and over 9,000 company pages with Breakroom insights, providing job seekers with transparency to better evaluate potential employers and increasing the likelihood of a strong, long-term match.

Enterprise ZipIntro sessions increased 17% sequentially. In 2024, we launched ZipIntro, an AI-powered solution that speeds up hiring by rapidly connecting employers and job seekers for face-to-face conversations. Enterprise adoption grew consistently throughout 2025, with scheduled sessions increasing by double digit percentage points each quarter. **In Q4'25 alone, Enterprise scheduled sessions increased by 17% sequentially and expanded more than 5x year-over-year.** To further optimize the platform, we made a number of improvements to how candidates are targeted and invited to speak to an employer. This update drove **a 32% increase in sessions meeting or exceeding RSVP targets,** delivering a more reliable experience for job seekers and a more predictable candidate flow for employers.

[6] Similarweb Market Intelligence Platform. Fastest growing online employment marketplace defined by estimated number of total visitors. Results shown are from January 2025 - December 2025 compared to January 2024 - December 2024 for individual domains of http://ZipRecruiter.com compared against leading competitors and not for parent companies, subsidiary sites, partner sites or subchannels. Companies in the online recruiting category focused exclusively on job seeker services excludes LinkedIn.com.

Q4 2025 Shareholder Letter 9

Resume Database enhancements boost employer engagement by 66%. The ZipRecruiter Resume Database now enables employers to filter search results based on candidates' most recent platform activity, such as whether they are new to the ZipRecruiter marketplace or if the candidate recently updated their profile. Employers love these real-time insights: **the resume unlock rate for candidates with these new labels is 66% higher than those without**.


Director of Product Design
NEW! Find more fresh, active candidates
New Candidates
Updated Profiles
Engaged Candidates

AI-recommended screening questions reached 93% adoption among new employers. When thinking through specific questions to ask candidates, employers often struggle when starting from a blank page. In Q4'25, we launched an AI-driven targeting tool that automatically generates tailored screening questions during the job-posting process, decreasing the time it takes employers to vet the candidates they receive. Employers have quickly embraced this upgrade, with **93% of new employers using our new AI-recommended screening questions** in Q4'25. By automating this key step, we drive higher-quality connections faster.

Performance-based revenue grew 9% year-over-year. Our go-to-market motion and product offerings for larger enterprises continue to increase momentum. For example, **adoption of our automated campaign performance solution increased 32% year-over-year in Q4'25.** This solution and other enhancements designed for larger Enterprises **drove a 9% year-over-year increase in performance marketing revenue in Q4'25, expanding from the 5% year-over-year increase in Q3**. These results suggest that our programmatic tools deliver the efficiency and candidate quality that employers value, even in a complex hiring environment.

***Workday and Bullhorn Applicant Tracking System (ATS) integrations launched*.** ZipRecruiter's over 180 ATS integrations are an investment a decade in the making, enabling a more seamless hiring experience for Enterprise employers. In Q4'25, we strengthened this further by launching an enhanced Workday integration and a new Bullhorn partnership. These integrations with two of the largest ATSs enable recruiters to find qualified job seekers through our Resume Database and transfer resumes from the ZipRecruiter marketplace to their ATS of choice with a single click. This significantly reduces friction in the applicant experience and speeds up hiring for enterprises.

Q4 2025 Shareholder Letter 10

Q4'25 Financial Discussion

Revenue ($ in millions)



$111.0
$110.1
$112.2
$115.0
$111.7
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Revenue

Revenue for Q4'25 was $111.7 million, up 1% year-over-year and down 3% quarter-over-quarter. The increase year-over-year was driven by higher performance-based revenue from larger Enterprise employers and represents our first quarter of year-over-year growth since Q3'22. Performance-based revenue was 25% of revenue in Q4'25, compared to 23% in Q4'24 and 24% in Q3'25. The sequential decline is consistent with our seasonal hiring patterns in Q4.

Quarterly Paid Employers (000s)



57.8
63.5
66.3
67.0
59.1
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Quarterly Paid Employers

We had 59,104 Quarterly Paid Employers in Q4'25, up 2% year-over-year and down 12% sequentially. Quarterly Paid Employers grew year-over-year for a second straight quarter, demonstrating stability in our employer base in spite of macroeconomic volatility. The 12% sequential decline is consistent with our historical seasonal patterns with slower hiring during the holiday period.

Revenue per Paid Employer



$1,920
$1,734
$1,693
$1,717
$1,889
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Revenue per Paid Employer

Revenue per Paid Employer for Q4'25 was $1,889, down 2% year-over-year and up 10% sequentially. The year-over-year decrease reflects more muted hiring demand, especially among SMB customers. The sequential increase is primarily driven by the seasonal reduction in the number of Paid Employers in Q4.

GAAP Gross Margin



90%
89%
89%
89%
89%
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Gross Profit and Margin

Gross profit for Q4'25 was $99.5 million, flat year-over-year and down 3% sequentially. The sequential decline is driven by lower revenue. Gross margin for Q4'25 remained in line with Q3'25 at 89%, compared to 90% in Q4'24.

Q4 2025 Shareholder Letter

11

Operating Expenses Total operating expenses for Q4’25 were $95.5 million, compared to $103.5 million in Q4’24 and $107.5 million in Q3’25. Total operating expenses decreased year-over-year, primarily due to lower stock-based compensation and personnel-related expenses, partially offset by higher marketing investments. The sequential decrease was primarily due to lower S&M investments, personnel-related expenses, and stock-based compensation. Sales and Marketing (S&M) expenses were $51.4 million in Q4’25, or 46% of revenue, compared to $54.7 million, or 49% of revenue, in Q4’24, and $60.0 million, or 52% of revenue, in Q3’25. The year-over-year decrease is driven by lower personnel-expenses and stock-based compensation, partially offset by higher marketing investments. The quarter-over-quarter decrease is driven by lower marketing investments in Q4, in response to the seasonal slowdown in hiring, and lower personnel-related expenses. Research and Development (R&D) expenses were $28.4 million in Q4’25, or 25% of revenue, compared to $31.7 million, or 29% of revenue, in Q4’24, and $30.9 million, or 27% of revenue, in Q3’25. R&D spend decreased year-over-year due to lower stock-based compensation. The quarter-over-quarter decrease is due to lower stock-based compensation and personnel-related expenses. General and Administrative (G&A) expenses were $15.8 million in Q4’25, or 14% of revenue, compared to $17.1 million, or 15% of revenue, in Q4’24, and $16.7 million, or 15% of revenue, in Q3’25. The year-over-year decrease is primarily due to lower stock-based compensation, while the sequential decrease is primarily driven by lower non-personnel-related expenses. Q4 2025 Shareholder Letter 12

Net Income (Loss) and Adjusted EBITDA



Adjusted EBITDA Margin
13%
5%
8%
8%
15%
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Net loss in Q4'25 was $(0.8) million, or (1)% net loss margin, compared to net loss of $(10.8) million in Q4'24 and net loss of $(9.8) million in Q3'25, equating to (10)% and (9)% net loss margins, respectively. Adjusted EBITDA was $16.2 million, equating to an Adjusted EBITDA margin of 15%, in Q4'25, compared to $14.4 million, with a margin of 13%, in Q4'24, and $9.2 million, with a margin of 8%, in Q3'25. Net loss decreased and Adjusted EBITDA increased year-over-year with higher revenue and lower expenses. Net loss decreased and Adjusted EBITDA increased quarter-over-quarter with lower expenses partially offset by lower revenue.

Fully Diluted Shares

As of December 31, 2025, ZipRecruiter had a fully diluted capitalization of 92 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes all (a) shares of Class A common stock and Class B common stock outstanding and (b) shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

In Q4'25, we repurchased 1.8 million shares for an aggregate purchase price of $8.0 million. As of December 31, 2025, the remaining amount available to repurchase under our $750.0 million share repurchase program was $121.2 million.

Cash, Cash Equivalents and Marketable Securities



Cash, Cash Equivalents & Marketable Securities ($ in millions)
$505.9
$468.2
$421.2
$411.0
$409.1
Dec-24
Mar-25
Jun-25
Sep-25
Dec-25

Cash, cash equivalents and marketable securities totaled $409.1 million as of December 31, 2025, compared to $505.9 million as of December 31, 2024, and $411.0 million as of September 30, 2025. The decreases in cash, cash equivalents and marketable securities year-over-year and quarter-over-quarter were primarily due to repurchases of Class A common stock under our share repurchase program, partially offset by cash flow from operations.

Q4 2025 Shareholder Letter 13

Financial Outlook Quarterly Guidance Following the sequential growth in Q2’25 and Q3’25, Q4 marked a return to year-over-year revenue growth for the first time since Q3’22. We achieved this milestone through strong execution and continued innovation, despite a challenging macro backdrop. We saw a weaker holiday period in Q4’25, as job openings declined 10% YoY. The softer back half of Q4 momentarily stalled what had been a year of ZipRecruiter building momentum. Our Q1’26 revenue guidance of $106 million at the midpoint, down 4% year-over-year and 5% sequentially, reflects this lower baseline of Paid Employers as we started Q1. Q1’26 adjusted EBITDA guidance is $5 million at the midpoint, representing a 5% margin, which is flat year-over-year, and demonstrates our financial flexibility as we navigate the current labor market backdrop. However, since January first, we have seen a stronger year-to-date rebound in Paid Employer trends than we saw in 2025. This early performance gives us confidence that our strong execution and investments in innovation are allowing our underlying momentum to remain intact. In 2026, we expect hiring demand to follow typical seasonal cadence as the most likely U.S. macro environment, albeit at subdued levels given the lower starting point post-holidays. We believe a likely result in this scenario is for us to achieve flat year-over-year revenue in 2026 compared to the 5% decline in 2025. Further, in this scenario we expect adjusted EBITDA margins to expand by 5 percentage points from 9% in 2025 to 14% in 2026. This improvement reflects our rigorous cost discipline alongside targeted investments aimed at capturing growth, which we believe will position ZipRecruiter to outperform the broader hiring category over time. Chief Financial Officer Transition Tim Yarbrough, Chief Financial Officer, has informed the Company that he will be leaving to pursue another opportunity. David Travers will assume the role of interim Chief Financial Officer, effective Thursday, February 26th. Dave previously served as Chief Financial Officer at ZipRecruiter and brings deep familiarity with the Company’s financial operations and strategic priorities. We have also initiated a comprehensive search process to identify a permanent Chief Financial Officer. Q4 2025 Shareholder Letter 14

On behalf of the Board of Directors and the entire ZipRecruiter team, we extend our appreciation to Tim for his many years of dedicated service and meaningful contributions. During his tenure, he helped ZipRecruiter maintain financial strength through a challenging hiring environment. We wish him continued success in his next opportunity. Q4 2025 Shareholder Letter 15

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity and market share; statements under the section titled “Financial Outlook”; statements regarding the effects of seasonal trends on our results of operations; statements regarding our financial performance showing signs of momentum and our expected financial performance and operational performance for the first quarter of 2026 and fiscal year 2026; statements regarding our expected future revenue growth, Adjusted EBITDA profitability and key strategies and investments; statements regarding the long term health of the U.S. labor market and expected hiring activity; statements regarding volatility in the U.S. economy; statements regarding artificial intelligence, including its expected impact on hiring activity; statements regarding our new products or product improvements, including, but not limited to, our automated campaign optimization solution, our next-generation Resume Database, ZipIntro and Be Seen First and the use of artificial intelligence in our products, and the expected performance thereof, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors, including potential unfavorable changes in U.S. trade or other policies, such as U.S. tariff policies, and the potential negative economic consequences thereof; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Q4 2025 Shareholder Letter 16

Conference Call Details We will host a conference call to discuss our financial results on Wednesday, February 25, 2026, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call.   Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and using the conference ID 9351892. A telephonic replay of the conference call will be available until Wednesday, March 4, 2026. To listen to the replay please dial +1 (800) 770-2030 or +1 (609) 800-9909 for callers outside the United States and use the Conference ID 9351892. Q4 2025 Shareholder Letter 17

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands) Q4 2025 Shareholder Letter 18

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q4 2025 Shareholder Letter 19

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands) Q4 2025 Shareholder Letter 20

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (UNAUDITED) (in thousands, except Adjusted EBITDA margin data) RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED) (in thousands) Q4 2025 Shareholder Letter 21

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED) (in thousands) FULLY DILUTED SHARES (UNAUDITED) (in thousands) Q4 2025 Shareholder Letter 22

Key Operating Metrics and Non-GAAP Financial Measures This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin. We define Paid Employers as any actively recruiting employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively recruiting, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period. We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization. We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization. We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period. Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business. Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business. These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation. We are not able to provide a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA margin for Q1’26 or the full fiscal year 2026 to net income (loss) and net income (loss) margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. Q4 2025 Shareholder Letter 23